EXHIBIT 99.1

        Quaker Fabric Reports First Quarter Financial Results

    FALL RIVER, Mass.--(BUSINESS WIRE)--April 18, 2007--QUAKER FABRIC CORPORATION (NASDAQ Symbol: QFAB) today reported net sales of $32.6 million, an operating loss of ($3.8 million), a loss before taxes of ($5.0 million), a net loss of ($5.1 million), and diluted and basic losses per share of ($0.30) for the three-month period ended March 31, 2007; compared to net sales of $46.3 million, an operating loss of ($5.2 million), a loss before taxes of ($6.4 million), a net loss of ($4.1 million), and diluted and basic losses per share of ($0.25) for the corresponding period of fiscal 2006. Quaker's financial results for the first quarter of fiscal year 2007 include after-tax restructuring charges of $0.3 million. Excluding these charges, net loss for the first fiscal quarter of 2007 was ($4.8 million) or ($0.29) per diluted share.

    "While we are making progress with our efforts to restructure the company, we clearly still have a lot of work to do - with primary emphasis on our ongoing efforts to manage the company back to profitability by increasing our overall sales, striking the right balance between domestic production and global sourcing, achieving costs consistent with our sales, and generating adequate cash flows. We are encouraged by the stability that can be seen in our sales over the past three quarters - and by the sequential improvement in our margins over that same time period. More specifically, net sales during the second half of last year and the first quarter of this year have been steady - and our first quarter operating loss before restructuring and asset impairment charges decreased significantly versus the fourth quarter of last year. We are pleased by the performance of our import programs over the past several quarters, by our continued penetration of the contract furniture market and the upper-end of the residential market and by the response we have seen to our relatively new line of outdoor fabrics. In addition, during the first quarter we reduced debt by approximately $1.0 million," commented Larry A. Liebenow, Quaker's President and CEO.

    "We are also determined to reduce debt through the sale of excess assets. As part of that effort, we anticipate completing the sale of our corporate headquarters building in Fall River later this month - and aggressive marketing of the other assets we are holding for sale continues," Mr. Liebenow concluded.

    Quaker Fabric Corporation is a leading supplier of upholstery fabrics for furniture markets in the United States and abroad.

    THIS PRESS RELEASE CONTAINS "FORWARD LOOKING STATEMENTS," AS THAT TERM IS DEFINED IN THE FEDERAL SECURITIES LAWS. THE READER IS
CAUTIONED THAT SUCH STATEMENTS ARE NOT GUARANTEES OF FUTURE
PERFORMANCE AND THAT, AS A RESULT OF VARIOUS FACTORS, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED. FOR A FURTHER DISCUSSION OF THESE FACTORS, SEE THE COMPANY'S 2006 FORM 10-K.


                      QUAKER FABRIC CORPORATION
                  CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except per share data)
                       STATEMENTS OF OPERATIONS

                                            First Quarter Ended
                                         March 31,        April 1,
                                           2007            2006
                                      --------------- ----------------

Net sales                                $    32,596     $     46,280
Cost of products sold                         28,974           40,839

                                      --------------- ----------------
Gross profit                                   3,622            5,441
Selling, general and admin. expenses           7,137           10,029
Restructuring charges                            299              599
                                      --------------- ----------------
Operating loss                                (3,814)          (5,187)
Other expenses
    Interest expense                           1,049              769
    Other expenses                               165              406
Loss before provision for income
 taxes                                --------------- ----------------
                                              (5,028)          (6,362)
Provision (benefit) for income taxes              87           (2,227)

                                      --------------- ----------------
Net loss                                 $    (5,115)    $     (4,135)
                                      =============== ================

Loss per common share - basic            $     (0.30)    $      (0.25)
                                      =============== ================

Weighted average shares outstanding -
 basic                                        16,877           16,843
                                      =============== ================

Loss per common share - diluted          $     (0.30)    $      (0.25)
                                      =============== ================

Weighted average shares outstanding -
 diluted                                      16,877           16,843
                                      =============== ================



Ratio analysis:
-------------------------------------
Gross profit margin                             11.1%            11.8%
S.G. & A. as a percentage of net
 sales                                          21.9%            21.7%
Operating margin                               -11.7%           -11.2%
Net margin                                     -15.7%            -8.9%

Order backlog                                  9,465           13,142
------------------------------------- =============== ================


                      QUAKER FABRIC CORPORATION
           Reconciliation of Operating Loss as Reported to
                       Pro Forma Operating Loss

                                         First Quarter  First Quarter
                                              Ended          Ended
                                           March 31,       April 1,
                                             2007           2006
                                         -------------- --------------

Operating loss, as reported                 $   (3,814)   $    (5,187)
    Restructuring charges                          299            599
                                         -------------- --------------
Pro forma operating loss                    $   (3,515)   $    (4,588)
                                         ============== ==============


                      QUAKER FABRIC CORPORATION
              Reconciliation of Net Loss as Reported to
                          Pro Forma Net Loss

                                        First Quarter   First Quarter
                                             Ended           Ended
                                           March 31,       April 1,
                                             2007           2006
                                        --------------- --------------

Net loss, as reported                     $     (5,115)  $     (4,135)
    Restructuring charges, net of
     income taxes                                  299            389
                                        --------------- --------------
Pro forma net loss                        $     (4,816)  $     (3,746)
                                        =============== ==============
Pro forma net loss, per share             $      (0.29)  $      (0.22)
                                        =============== ==============


                       CONDENSED BALANCE SHEETS

                                             March 31,   December 30,
                                               2007          2006
                                            ------------ -------------

Assets
  Current assets:
     Cash and cash equivalents               $      581    $      724
     Accounts receivable                         21,649        21,512
     Inventories                                 27,749        28,122
     Prepaid expenses and other current
      assets                                      5,455         5,620
                                            ------------ -------------
      Total current assets                       55,434        55,978

  Property, plant and equipment, net             74,882        77,413
  Assets held for sale                           21,579        21,811
  Other assets                                    5,297         5,642
                                            ------------ -------------
                                             $  157,192    $  160,844
                                            ============ =============
Liabilities and Stockholders' Equity
  Current maturities of debt                 $   13,003    $   11,280
  Current portion of capital lease
   obligations                                      154           152
  Accounts payable and accrued expenses          23,628        21,249
                                            ------------ -------------
    Total current liabilities                    36,785        32,681

  Long term debt, less current portion           19,744        22,440
  Capital lease obligations, less current
   portion                                          438           477
  Other long-term liabilities                     2,324         2,317
  Stockholders' equity                           97,901       102,929
                                            ------------ -------------
                                             $  157,192    $  160,844
                                            ============ =============

This document contains "forward looking statements," as that term is defined in the federal securities laws. The reader is cautioned that such statements are not guarantees of future performance and that, as a result of various factors, including, but not limited to, the level of customer demand for the Company's products, higher than anticipated costs and lower than anticipated production rates, actual results may differ materially from those projected. For a further discussion of these factors, see the Company's 2006 10-K.


    CONTACT: Quaker Fabric Corporation
             Larry A. Liebenow, 508-646-2264
             or
             Paul J. Kelly, 508-646-2251
             or
             Cynthia L. Gordan, 508-646-2261